UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2022

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

BLOCK 6,

TRIQ PACEVILLE,

ST. JULIANS STJ 3109

MALTA

(Address of principal executive offices)

356 2713 1276

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC
10.0% Series A Cumulative Redeemable Convertible Preferred Stock	GMBLP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2022, Esports Entertainment Group, Inc. (the “Company,” “we,” “our,” and “us”) entered into a underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC and Joseph Gunnar & Co., LLC, as representative of the several underwriters identified therein (collectively, the “Underwriters”), relating to a firm commitment public offering of (a) 15,000,000 shares of our common stock (the “Common Stock”), $0.001 par value per share and (b) warrants to purchase up to 15,000,000 shares of Common Stock, at an exercise price of $1.00 per share (the “Warrants”), at an aggregate price of $1.00 per share and accompanying Warrant. Under the terms of the Underwriting Agreement, we granted the Underwriters a 45-day option an option to purchase up to an additional 2,250,000 shares of Common Stock and/or Warrants from us.

The closing of the offering is scheduled to take place on March 2, 2022.

The gross proceeds to us from the sale of the shares of Common Stock and Warrants before deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be $15,000,000. If the Underwriters exercise their option to purchase additional shares in full, the gross proceeds to us from the offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be $17,250,000. We intend to use the net proceeds from this offering to make a payment of $4.185 million to the holder of a senior convertible note and for working capital.

The Underwriting Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions. Additionally, under the terms of the Underwriting Agreement, we have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The shares of Common Stock and Warrants sold by us have been registered pursuant to a registration statement on Form S-3 (File No. 333-252370), which the Securities and Exchange Commission (the “Commission”) declared effective on February 5, 2021. A final prospectus supplement and accompanying base prospectus relating to the offering were filed with the Commission on March 1, 2022.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the legal opinion of Lucosky Brookman LLP related to the validity of the shares of Common Stock and Warrants sold in the offering is filed as Exhibit 5.1 hereto.

We have applied to list the Warrants sold in this offering on the Nasdaq Capital Market under the symbol “GMBLZ.” No assurance can be given that our application will be approved.

On March 2, 2022, prior to the closing of the offering, the Company will enter into a warrant agency agreement (the “Warrant Agency Agreement”) with VStock Transfer, LLC (“VStock”), to serve as the Company’s warrant agent for the Warrants. Upon the closing of the offering, VStock will issue the Warrants. The Warrants are exercisable upon issuance and expire five years from the date they first became exercisable. The foregoing description of the Warrant Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agency Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On February 27, 2022, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement between and among the Company and Maxim Group LLC and Joseph Gunnar & Co., LLC, as representative, dated February 27, 2022
4.1	Warrant Agency Agreement by and between Esports Entertainment Group, Inc. and VStock Transfer, LLC including Form of Warrant, dated March 2, 2022
5.1	Opinion of Lucosky Brookman LLP
23.1	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
99.1	Press Release, dated February 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2022

ESPORTS ENTERTAINMENT GROUP, INC.

By:	/s/ Grant Johnson
Name:	Grant Johnson
Title:	Chief Executive Officer